(a)  Subsidiaries of the Corporation:

                                                                        PERCENTAGE OF VOTING
                                                  JURISDICTION         SECURITIES OWNED BY THE
         NAME                                   OF INCORPORATION               PARENT
         Peapack-Gladstone Bank                    New Jersey                   100%

(b)  Subsidiaries of the Bank:

                                                                         PERCENTAGE OF VOTING
                                                   JURISDICTION         SECURITIES OWNED BY THE
         NAME                                   OF INCORPORATION               PARENT
         Peapack-Gladstone Investment
         Company, Inc.                             New Jersey                   100%
         Peapack-Gladstone Financial
         Services, Inc. (Inactive)                 New Jersey                   100%
         Peapack-Gladstone Mortgage Group,
         Inc.                                      New Jersey                   100%
